UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

K-Fed Bancorp

(Exact name of registrant as specified in its charter)

Federal	000-50592	20-0411486
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA		91724
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 339-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 28, 2006, K-Fed Bancorp issued a press release disclosing its earnings for the three and nine months ended March 31, 2006 and the comparison to June 2005.

A copy of the press release is included as Exhibit 99.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED: None

(B) PRO FORMA FINANCIAL INFORMATION: None

(C) SHELL COMPANY TRANSACTIONS: None

(C) EXHIBITS:

Exhibit 99.1- Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: April 28, 2006	By: /s/ Kay M. Hoveland

Kay M. Hoveland

President and Chief Executive Officer

EXHIBIT 99.1

PRESS RELEASE

K-FED BANCORP	1.626.339.9663
1359 N. Grand Avenue	www.K-Fed.com

Covina, California 91722-5107

FOR IMMEDIATE RELEASE

For Additional Information Contact:

Kay Hoveland (626) 339-9663

k.hoveland@kaiserfederal.net

K-FED BANCORP ANNOUNCES THIRD QUARTER 2006 EARNINGS

Covina, California –April 28, 2006 - K-Fed Bancorp (NASDAQ: KFED), the holding company for Kaiser Federal Bank announced net income for the three months ended March 31, 2006 was $1.4 million, or $0.10 per diluted common share, an increase of $128,000, or 10.4%, compared to net income of $1.2 million, or $0.09 per diluted common share for the three months ended March 31, 2005. Net income for the nine months ended March 31, 2006 was $3.7 million, or $0.27 per diluted common share compared to net income of $3.6 million, or $0.26 per diluted common share for the nine months ended March 31, 2005.

“While total assets reached $766.9 million at March 31, 2006, our earnings growth continues to be negatively impacted by further compression in our net interest margin as a result of a flat yield curve,” commented Kay Hoveland, President and CEO. “We are focusing on the expansion of new financial service centers and the deployment of additional ATMs to enhance our core deposit base. New financial service centers are now open in Bellflower and Harbor City with additional financial service centers located in Los Angeles and Riverside under construction. The expansion and growth of our core deposit base will enable us to better manage our net interest margin while generating additional deposit fee income for the Bank.”

Interest income increased by $2.4 million or 33.1%, to $9.5 million for the three months ended March 31, 2006 from $7.1 million for the three months ended March 31, 2005. The primary factor for the increase in interest income was an increase in the average loans receivable balance of $132.4 million, or 25.9%, from $511.4 million for the three months ended March 31, 2005 to $643.8 million for the three months ended March 31, 2006. This increase was primarily due to whole loan purchases of one-to-four family residential real estate loans. Interest income was also positively impacted by a 42 basis point increase in the average yield on loans receivable, from 5.03% for the three months ended March 31, 2005 to 5.45% for the three months ended March 31, 2006, resulting from the impact of adding higher-yielding loans to our portfolio, commensurate with increases in general market rates.

Interest expense increased $2.1 million, or 76.1%, for the three months ended March 31, 2006 to $4.8 million as compared to $2.7 million for the three months ended March 31, 2005. The increase is primarily attributable to an increase in average deposits and FHLB advances, combined with higher interest rates. The average interest rates on interest-bearing liabilities increased 87 basis points to 3.16% for the three months ended March 31, 2006 from 2.29% for the three months ended March 31, 2005. Average interest-bearing liabilities increased $130.9 million or 27.6% to $604.7 million for the three months ended March 31, 2006 from $473.8 million for the three months ended March 31, 2005.

Noninterest income increased $91,000, or 11.6%, to $873,000 for the three months ended March 31, 2006 from $782,000 for the three months ended March 31, 2005. The increase is primarily the result of income totaling $107,000 from bank-owned life insurance purchased in April 2005.

Noninterest expense increased $277,000, or 9.0% to $3.4 million for the three months ended March 31, 2006 from $3.1 million for the three months ended March 31, 2005. The increase was primarily due to a $102,000 increase in salaries and benefits, a $33,000 increase in professional services, a $58,000 increase in occupancy and equipment expense, and a $35,000 increase in other operating expense.

Salaries and benefits represented 54.9% of total noninterest expense for the three months ended March 31, 2006 compared to 56.5% for the three months ended March 31, 2005. Total salaries and benefits increased $102,000, or 5.8%, to $1.9 million for the three months ended March 31, 2006 from $1.7 million for the three months ended March 31, 2005. The increase was primarily due to the addition of $92,000 in stock option expense related to the the adoption of FAS-123R partially offset by a reduction in fair market value costs related to our employee stock ownership plan.

Professional services increased $33,000, or 22.4% to $180,000 for the three months ended March 31, 2006 from $147,000 for the three months ended March 31, 2005. The increase in professional services was primarily due to increased audit fees and increased costs related to loan quality reviews.

Occupancy and equipment expense increased $58,000, or 14.9% to $448,000 for the three months ended March 31, 2006 from $390,000 for the three months ended March 31, 2005. The increase was primarily due to costs associated with the current relocation of our Pasadena Branch and non-capitalizable costs related to build-outs of financial service centers in Bellflower and Harbor City in addition to increased equipment maintenance expense.

Other operating expense increased $35,000, or 11.0% to $353,000 for the three months ended March 31, 2006 from $318,000 for the three months ended March 31, 2005. The increase in other expense was primarily due to increased operational costs to support continued growth of the Bank.

Total assets increased by $127.0 million, or 19.9%, to $766.9 million at March 31, 2006 from $639.9 million at June 30, 2005. The increase primarily reflects growth in our net loan portfolio of $107.8 million to $645.4 million from $537.6 million. To fund the increase in assets, advances from the Federal Home Loan Bank increased $109.1 million to $179.9 million at March 31, 2006 from $70.8 million at June 30, 2005.

Equity increased $2.8 million to $93.6 million at March 31, 2006 from $90.8 million at June 30, 2005 primarily as a result of $3.7 million in income earned for the nine months ended March 31, 2006 in addition to the allocation of ESOP shares, stock awards, and stock options earned during the same period totaling $1.0 million. This increase was partially offset by the repurchase of 65,000 of our outstanding common shares at an average price of $12.44 and a total cost of $812,000 and the payment of $998,000 in cash dividends to shareholders of record, excluding shares held by K-Fed Mutual Holding Company, or $0.20 per share for the nine months ended March 31, 2006. Shares remaining under the Company’s stock repurchase program totaled 165,129 as of April 28, 2006.

K-Fed Bancorp’s sole subsidiary is Kaiser Federal Bank which was originally chartered in 1953 as a federal credit union, converted to a federally chartered mutual savings association in 1999 and reorganized into a federally chartered mutual holding company form of organization in 2003. The bank operates 3 full service offices and 4 financial service centers in southern and northern California, as well as a network of 35 ATMS which provide retail and commercial banking services to individuals and business customers throughout California.

For additional information visit WWW.K-FED.COM or WWW.KAISERFEDERAL.COM

FORWARD-LOOKING STATEMENTS:

STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS MAY CONSTITUTE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. THE COMPANY INTENDS SUCH FORWARD-LOOKING STATEMENTS TO BE COVERED BY THE SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND IS INCLUDING THIS STATEMENT FOR PURPOSES OF INVOKING THESE SAFE HARBOR PROVISIONS. THE COMPANY’S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS AND FUTURE PROSPECTS OF THE COMPANY AND KAISER FEDERAL BANK INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN INTEREST RATES, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE/REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE U.S. GOVERNMENT, INCLUDING THE U.S. TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY OR COMPOSITION OF THE COMPANY’S LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY’S MARKET AREA, THE POSSIBLE SHORT-TERM DILUTIVE EFFECT OF POTENTIAL ACQUISITIONS AND ACCOUNTING PRINCIPLES, POLICIES AND GUIDELINES. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS.

K-FED BANCORP AND SUBSIDIARY

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except share data)

	March 31 2006	June 30 2005
ASSETS
Cash and due from banks	$8,388	$6,990
Federal funds sold	26,095	10,325
Total cash and cash equivalents	34,483	17,315
Interest bearing deposits in other financial institutions	9,010	9,010
Securities available-for-sale	17,166	18,848
Securities held-to-maturity, fair value of $25,351 and $30,688 at March 31, 2006 and June 30, 2005, respectively	25,949	30,834
Federal Home Loan Bank stock, at cost	8,640	4,027
Loans receivable	647,704	539,025
Deferred net loan origination fees	(89)	(32)
Net premium on purchased loans	312	982
Allowance for loan losses	(2,544)	(2,408)
Loans receivable, net	645,383	537,567
Accrued interest receivable	2,999	2,310
Premises and equipment, net	2,862	1,491
Core deposit intangible	469	568
Goodwill	3,950	3,950
Bank-owned life insurance	10,410	10,089
Other assets	5,586	3,873
Total assets	$766,907	$639,882
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing	$58,067	$43,744
Interest bearing	431,990	432,048
Total deposits	490,057	475,792
Federal Home Loan Bank advances, short-term	10,000	11,000
Federal Home Loan Bank advances, long-term	169,910	59,777
Accrued expenses and other liabilities	3,294	2,553
Total liabilities	673,261	549,122
Commitments and contingent liabilities
Stockholders’ equity
Nonredeemable serial preferred stock, $.01 par value; 2,000,000 shares authorized; issued and outstanding — none	—	—
Common stock, $0.01 par value; 18,000,000 authorized; March 31, 2006 — 14,706,040 shares issued. June 30, 2005 — 14,711,800 shares issued.	147	147
Additional paid-in capital	57,818	57,541
Retained earnings	45,422	42,689
Accumulated other comprehensive loss, net of tax	(242)	(168)
Unearned employee stock ownership plan shares	(3,639)	(3,981)
Unearned employee stock awards	(1,595)	(2,015)
Treasury stock, at cost (March 31, 2006 — 343,470 shares; June 30, 2005 — 278,470 shares)	(4,265)	(3,453)
Total stockholders’ equity	93,646	90,760
Total liabilities and stockholders’ equity	$766,907	$639,882

K-FED BANCORP AND SUBSIDIARY

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended March 31		Nine Months Ended March 31
	2006	2005	2006	2005
Interest Income
Interest and fees on loans	$8,776	$6,431	$24,072	$18,861
Interest on securities, taxable	410	476	1,237	1,481
Federal Home Loan Bank dividends	86	38	174	113
Other interest	202	171	690	400
Total interest income	9,474	7,116	26,173	20,855
Interest Expense
Interest on Federal Home Loan Bank advances	1,904	464	4,219	1,438
Interest on deposits	2,868	2,246	8,298	6,301
Total interest expense	4,772	2,710	12,517	7,739
Net interest income	4,702	4,406	13,656	13,116
Provision for loan losses	128	123	488	275
Net interest income after provision for loan losses	4,574	4,283	13,168	12,841
Noninterest income
Service charges and fees	428	444	1,382	1,385
ATM fees and charges	371	338	1,108	988
Referral commissions	53	49	168	157
Loss on equity investment	(101)	(71)	(443)	(434)
Bank-owned life insurance	107	—	321	—
Other noninterest income	15	22	32	50
Total noninterest income	873	782	2,568	2,146
Noninterest expense
Salaries and benefits	1,850	1,748	5,436	5,036
Occupancy and equipment	448	390	1,263	1,072
ATM expense	282	260	862	774
Advertising and promotional	93	83	296	295
Professional services	180	147	560	611
Postage	77	72	219	198
Telephone	86	74	262	227
Other operating expense	353	318	1,029	902
Total noninterest expense	3,369	3,092	9,927	9,115
Income before income tax expense	2,078	1,973	5,809	5,872
Income tax expense	723	746	2,078	2,226
Net income	$1,355	$1,227	$3,731	$3,646
Comprehensive Income	$1,356	$1,112	$3,657	$3,603
Earnings per common share:
Basic	$0.10	$0.09	$0.27	$0.26
Diluted	$0.10	$0.09	$0.27	$0.26